Offeree: MassRoots, Inc.

No.: 06

FLOWHUB, LLC

SUBSCRIPTION AGREEMENT
AND RELATED MATERIALS

This Subscription Agreement and the materials included with it are the confidential property of Flowhub, LLC ("Flowhub"), and the recipient acknowledges and agrees that he or she may not divulge or use this information except to evaluate an investment in Flowhub, and may not reproduce this information in whole or in part for any purpose. This information is for the authorized use of the named recipient and his or her advisors only and may not be delivered to or relied upon by any other person. If the recipient does not invest in Flowhub, he or she must return these materials by May 26, 2015.

The materials included with this Subscription Agreement are:

Articles of Organization

Flowhub Amended and Restated Operating Agreement

Risk Factors of Flowhub

Subscriber Questionnaire

Business Plan / February 2015

Financial Statements as of March 19, 2015 (internal and unaudited)

SUBSCRIPTION AGREEMENT

FOR

FLOWHUB, LLC

The undersigned subscriber (the "Subscriber") understands that Flowhub, LLC, a Colorado limited liability company (the "LLC" or “Flowhub”), is offering to sell (the "Offering") up to 494,118 Class A Preferred Shares (the "Shares") pursuant to that certain Amended and Restated Operating Agreement entered into by the Members on or about the date hereof (the "Operating Agreement). The Subscriber further understands that the Offering is being made on a private basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and will not be registered under the Securities Act. The total amount of investments in the LLC and the persons and amounts invested as of the date hereof are set forth on Schedule B to the Operating Agreement (defined below).

1. Subscription.

(a)             The person or entity executing this Subscription Agreement has received and delivered to Flowhub each of the following items (the “Transaction Documents”):

•  Check or evidence of wire transfer for the Subscription Amount (defined below)

•  Completed and or executed copy of the following:

•  Amended and Restated Flowhub Operating Agreement (“Operating Agreement”)

•  Subscription Agreement

•  Subscriber Questionnaire

(b)             The Subscriber hereby subscribes for and agrees to acquire: (i) a membership interest in Flowhub with an initial capital contribution in the amount shown on the signature page to this Subscription Agreement (the "Subscription Amount").

2. Acceptance of Subscription. This Subscription Agreement will not be effective until accepted by Flowhub. Subscriber understands that the offer contained in this subscription is irrevocable and, further, that neither the offer nor the terms and conditions of this Subscription Agreement may be modified without the prior written consent of Flowhub. Flowhub has the right, in its sole discretion, to accept or reject any subscription in whole or in part. Flowhub may reject the subscription for any reason by giving written notice to Subscriber and returning Subscriber's payment of the Subscription Amount by personal delivery or first class mail directed to Subscriber's address set forth on the signature page. Notwithstanding anything in this Agreement to the contrary, Flowhub shall have no obligation to issue any of the membership interests to any person who is a resident of a jurisdiction in which their issuance would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "State Securities Laws").

3. [Reserved]

4. Subscriber's Acknowledgements, Representations and Other Agreements. By executing this Subscription Agreement, Subscriber:

(a)             Acknowledges that upon submitting this Subscription Agreement, Subscriber will be offering to acquire the membership interest from Flowhub. The undersigned represents that Subscriber has adequate means of providing for Subscriber's current financial and investment needs and possible contingencies, and that Subscriber has no need now, and anticipates no need in the foreseeable future, to sell the membership interest.

(b)             Acknowledges that Subscriber is aware that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement, of the membership interest as an investment.

(c)             Represents and warrants that Subscriber has the sophistication, knowledge and investment experience to properly review and understand the nature of the investment in Flowhub and the risks involved, and that Subscriber has the financial resources to make the investment contemplated by this Subscription Agreement.

(d)             Represents and warrants that Subscriber has fully considered for purposes of this investment the Flowhub Risk Factors and the risk factors relating to the business of Flowhub included with this Subscription Agreement, or other risks whether or not expressly stated. Subscriber acknowledges that the membership interest constitutes an investment which is suitable and consistent with Subscriber's investment program; Subscriber's financial situation enables Subscriber to bear the risks of this investment and consequently, without limiting the generality of the foregoing, Subscriber is able to hold the membership interest for an indefinite period of time and has sufficient net worth to afford a loss of the entire investment in the membership interest in the event such loss should occur.

(e)             Represents and warrants that, in making the decision to acquire the membership interest, Subscriber has been given the opportunity to ask questions and receive answers from management of Flowhub concerning its intended operations and to obtain any additional information, to the extent Flowhub possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given. In addition, Subscriber has been provided information regarding Flowhub and its planned businesses and prospects. Subscriber represents and warrants that Subscriber has sufficient knowledge of and experience in business and financial matters, and with comparable offerings, so as to enable Subscriber to utilize such information to evaluate the risks of this investment and to make an informed investment decision, and that such information was relied upon in the decision to make the investment contemplated by this Subscription Agreement.

(f)              Acknowledges that Subscriber understands that the membership interest is being offered under exemptions from the registration requirements provided by the Securities Act of 1933, as amended (the "Act"), as well as Rules and Regulations promulgated pursuant to the Act, and exemptions from applicable state laws within the states in which the membership interests are offered, and warrants and represents that the membership interest is being acquired by the undersigned solely for Subscriber's own account, for investment purposes only, and is not being purchased with a view to or for resale, distribution, subdivision or fractionalization thereof; Subscriber has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the membership interest or which would guarantee the undersigned any profit or protect the undersigned against any loss with respect to the membership interest; Subscriber has no plans of any nature to enter into any such agreements, or arrangements, and consequently, Subscriber must bear the economic risk of the investment for an indefinite period of time because the membership interest cannot be resold or otherwise transferred unless subsequently registered under the Act and applicable state securities laws (which Flowhub is not obligated and does not expect to do) or an exemption from such registration is available.

(h)               Agrees to indemnify and hold harmless Flowhub, its Manager, and their respective agents and employees from and against any and all loss, damage, or liability due to or arising from any breach of any of the foregoing representations, warranties and covenants; provided, however, no representation, warranty, acknowledgment or agreement constitutes a waiver of any rights granted to Subscriber under the Federal or state securities laws.

(i)                 Acknowledges that the rights and obligations of the membership interest are contained in the Operating Agreement, which is included with this Subscription Agreement and that Subscriber has read and understands the Operating Agreement.

(j)                 Acknowledges that the Subscription Amount will be aggregated with amounts received from other subscribers, and that the proceeds from such subscriptions will be used to pay the expenses of Flowhub. Subscriber acknowledges that the financial success of Flowhub and the ultimate return on investment, if any, on the investment of subscribers to Flowhub is entirely dependent on the ability to operate Flowhub profitably and provide a return to its members. Subscriber acknowledges receipt of the Operating Agreement and Risk Factors and that Subscriber has read and understood each of these items and the impact that they will have on the performance of Subscriber's investment in Flowhub.

(k)               Agrees that all of the above will apply to any additional membership interests acquired by Subscriber as part of any voluntary capital contribution.

(1) Acknowledges and agrees that Subscriber understands the meaning and legal consequences of the foregoing representations, warranties and covenants and acknowledges that Flowhub has relied upon such representations, warranties and covenants and the indemnification provided in this Agreement, all of which will survive Subscriber's purchase of the membership interest as well as any acceptance or rejection of a subscription for the membership interest.

(m) MassRoots, Inc. agrees to indemnify and hold harmless the Subscriber, its officers, directors, and its employees from and against any and all loss, damage, or liability due to or arising from any breach of any of the foregoing representations, warranties and covenants; provided, however, no representation, warranty, acknowledgment or agreement constitutes a waiver of any rights granted to MassRoots, Inc. under the Federal or state securities laws.

5 Representations and Warranties of Flowhub. Flowhub hereby represents and warrants to the Subscriber as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of Flowhub are as follows: Flowhub has no subsidiaries. As Flowhub has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. Flowhub and each of the Subsidiaries is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Flowhub nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of organization, bylaws or other organizational or charter documents. Each of Flowhub and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not, and could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations assets, business, prospects or condition (financial or otherwise) of Flowhub and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on Flowhub's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. Flowhub has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by Flowhub and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Flowhub and no further action is required by Flowhub, the Board of Managers or Flowhub's members in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by Flowhub and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Flowhub enforceable against Flowhub in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by Flowhub of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of Flowhub's or any Subsidiary's certificate or articles of organization, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Flowhub or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Flowhub or Subsidiary debt or otherwise) or other understanding to which Flowhub or any Subsidiary is a party or by which any property or asset of Flowhub or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals unless such Required Approvals are obtained in connection with the Closing, conflict with or result in a violation of any law, rule, regulation, order, judgment , injunction, decree or other restriction of any court or governmental authority to which Flowhub or a Subsidiary is subject (including federal and state securities laws and regulations) , or by which any property or asset of Flowhub or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as have not resulted, and could not reasonably be expected to result in, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Flowhub is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Flowhub of the Transaction Documents, other than the filing of Form D with the Commission and such related filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Flowhub other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of Flowhub is as set forth in Schedule B of the Operating Agreement. Except as set forth in Schedule B of the Operating Agreement, no other Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock or Preferred Stock, or contracts, commitments, understandings or arrangements by which Flowhub or any Subsidiary is or may become bound to issue additional shares of Common Stock or Preferred Stock. The issuance and sale of the Shares will not obligate Flowhub to issue shares of Common Stock, Preferred Stock or other securities to any Person (other than the Subscriber) and will not result, other than due to an adjustment in percentage interest for existing holders caused by the investment of MassRoots Inc., in a right of any holder of Flowhub securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the membership interest of capital stock of Flowhub are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. But for the approval by the Board of Managers of the subscription of MassRoots inc., no further approval or authorization of any member, the Board of Managers or others is required for the issuance and sale of the Shares. Except as set forth in the Operating Agreement, there are no members agreements, voting agreements or other similar agreements with respect to Flowhub's capital stock to which Flowhub is a party or, to the knowledge of Flowhub, between or among any of Flowhub's members.

(h) Financial Statements. Flowhub has delivered to each Subscriber its unaudited financial statements for the period ended March 19, 2015. The Financial Statements were not prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in the Financial Statements or the notes thereto and except that unaudited statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Flowhub and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the Financial Statements: (i) there has been no event, occurrence or development material to the consideration of the financials, (ii) Flowhub has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Flowhub's financial statements pursuant to GAAP, (iii) Flowhub has not altered its method of accounting, (iv) Flowhub has not declared or made any dividend or distribution of cash or other property to its members or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Flowhub has not issued any equity securities to any officer, director or Affiliate; provided, however that Jesicca Breckenridge formerly (CTO) of Flowhub, withdrew from Flowhub on or before April 13th 2015.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Flowhub, threatened against or affecting Flowhub, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares. Neither Flowhub nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k) Compliance. Neither Flowhub nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Flowhub or any Subsidiary under), nor has Flowhub or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(l) Title to Assets. Flowhub and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Flowhub and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Flowhub and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. To Flowhub's knowledge, any real property and facilities held under lease by Flowhub and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which Flowhub and the Subsidiaries are in compliance in all material respects.

(m) Intellectual Property. Flowhub and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and as to which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of, and neither Flowhub nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement. Neither Flowhub nor any Subsidiary has received any written notice of a claim that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of Flowhub, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights owned by Flowhub or the Subsidiaries or subject to an exclusive license in favor of Flowhub or the Subsidiaries. Flowhub and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(n) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Flowhub or any Subsidiary to any broker, financial advisor or consultant finder placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(o) Private Placement. No registration under the Securities Act is required for the offer and sale of the Shares by Flowhub to the Subscriber as contemplated hereby.

(p) Investment Company. Flowhub is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(q) Registration Rights. No Person has any right to cause Flowhub to effect the registration under the Securities Act of any securities of Flowhub or any Subsidiary.

(r) Disclosure. Flowhub has made available to the Subscriber all the information reasonably available to Flowhub that the Subscriber have requested for deciding whether to acquire the Shares. All of the disclosure contained in this agreement and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Flowhub acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(s) Tax Status. Flowhub and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To Flowhub's knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(t) FlowHub agrees to indemnify and hold harmless the Subscriber, its officers, directors, and its employees from and against any and all loss, damage, or liability due to or arising from any breach of any of the foregoing representations, warranties and covenants; provided, however, no representation, warranty, acknowledgment or agreement constitutes a waiver of any rights granted to FlowHub under the Federal or state securities laws.

6. Miscellaneous.

(a)                Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)               This Agreement and the Shares shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado.

(c)                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)               The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)              Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Subscriber agrees to indemnify and to hold harmless the LLC from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Subscriber or any of its managers, members, partners, employees or representatives is responsible. The LLC agrees to indemnify and hold harmless Subscriber from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the LLC or any of its officers, employees or representatives is responsible.

(g)             If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h)               This Agreement, the Shares and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The LLC's agreements with each of the Subscribers are separate agreements, and the sales of the Shares to each of the Subscribers are separate sales. Nonetheless, any term of this Agreement or the Shares may be amended and the observance of any term of this Agreement or the Shares may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the LLC and the holders of the majority of the Shares outstanding. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Share purchased under this Agreement at the time outstanding and each future holder of all such Shares.

(i)                 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SIGNATURE PAGE FOR CORPORATIONS AND PARTNERSHIPS

Subscriber hereby tenders to Flowhub: (i) wired funds or a check payable to the order of "Flowhub, LLC," in the amount set forth below; (ii) a fully-completed and executed copy of this Agreement; (iii) a fully-completed and executed copy of the Subscriber Questionnaire; and (iv) a fully-completed and executed counterpart Amended and Restated Operating Agreement.

Subscribes for

494,118 shares of Class A Preferred Shares of Flowhub, LLC for an aggregate purchase price of $175,000

Dated: May 26th, 2015

CORPORATION:

PARTNERSHIP:

MassRoots, Inc.	Name of Partnership
By: /s/ Isaac Dietrich	By:
(Signature of Manager or other authorized person)	(Signature of General Partner or other authorized person)
Isaac Dietrich, CEO and President	(Print Name and Title of Signatory)
Address of Corporation	Address of Partnership:

1624 Market Street, Suite 201, Denver, CO 80202

ACCEPTED:
FLOWHUB, LLC

By: /s/ Kyle Sherman
Kyle Sherman, Manager